Exhibit 10.2

151 Farmington Avenue Hartford, CT 06156

John W. Rowe, M.D.
Chairman & CEO
860-273-4455
June 30, 2003	Fax: 860-273-6872

David B. Kelso

Dear David:

In order to facilitate the continuation of our discussions, I believe that we should change the notice period applicable to the extension of your employment agreement. Accordingly, this letter is to evidence our mutual agreement to reduce the 90 day written notice period specified in Section 1.02 of that certain Employment Agreement dated as of September 13, 2001 by and between you and the Company to a period of 30 days.

All capitalized terms used herein shall have the same meanings as set forth in the Agreement.

Sincerely,

/s/: John W. Rowe

John W. Rowe, M.D.

Agreed:

/s/: David B. Kelso

David B. Kelso

/s/: 6/30/03

Date